Listing Report:Supplement No. 40 dated Aug 07, 2011 to Prospectus dated Jul 14, 2011
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 14, 2011 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 14, 2011 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 494437
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	B	Listing Duration:	14 days
		Estimated loss*:	5.95%
Term:	36 months

Lender yield:	16.99%	Borrower rate/APR:	17.99% / 20.20%	Monthly payment:	$180.74

Lender servicing fee:	1.00%	Effective Yield*:	16.69%
		Estimated return*:	10.74%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-1988	Debt/Income ratio:	20%
Credit score:	760-779 (Jul-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 9	Length of status:	3y 7m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,216	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	1	Bankcard utilization:	51%
		Homeownership:	Yes
Screen name:	truth-igniter	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Continuing Education/New Career Pat
This loan will be so that I can take the required courses to become a professional certified coach (CPCP) through the International Coach Academy. This training is ICF accredited. http://www.coachfederation.org/

In the meantime, I plan to keep my current full-time position as well as doing freelance graphic design in the evenings to help pay off this loan faster.

I have had (and continue to have) a successful 20+ year career in advertising, marketing and graphic design and I am looking to create a new career where I can help others with their personal and professional goals and make a difference. This training will be a necessary first step for me to begin a new path.

My financial situation:
I am a good candidate for this loan because I have a steady full-time salaried position at a corporate start up going public probably within the next year or two. I also generate extra income by doing freelance graphic design work.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502183
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
		Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$326.62

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Sep-1993	Debt/Income ratio:	28%
Credit score:	680-699 (Aug-2011)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	8	Current / open credit lines:	10 / 8	Length of status:	15y 1m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$3,147	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	30%
		Homeownership:	Yes
Screen name:	duty-bugle	Borrower's state:	Montana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for debt consolidation
Purpose of loan:
I took out two cash advance loans for 3 years at 96% and 135% interest! I am going backwards on these as the payoff goes up every month. I also have two credit cards issued by a bank no longer offering this service.

My financial situation:
In the past three years I have purchased a home and have not defaulted on any obligations including those listed above. I have been employed by Hub International for 15+ years and work evenings cleaning office buildings. I am determined to keep current on everything no matter what it takes. I am dedicated to cleaning up my credit and keeping it that way.

Monthly net income: $2442
Monthly expenses: $
Housing: $971.48 (mortgage, taxes, insurance)
Insurance: $45
Car expenses: $140
Utilities: $150
Phone, cable, internet: $90
Food, entertainment: $200
Clothing, household expenses: $25
Credit cards and other loans: $160 +($550 for the above)
Other expenses: $50 Savings when possible
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 514039
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,000.00	Prosper Rating:	HR	Listing Duration:	14 days
		Estimated loss*:	17.00%
Term:	36 months

Lender yield:	30.25%	Borrower rate/APR:	31.25% / 34.89%	Monthly payment:	$129.42

Lender servicing fee:	1.00%	Effective Yield*:	28.48%
		Estimated return*:	11.48%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Nov-1999	Debt/Income ratio:	43%
Credit score:	640-659 (Aug-2011)	Inquiries last 6m:	5	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 5	Length of status:	17y 10m
Amount delinquent:	$0	Total credit lines:	23	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$506	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	33%
		Homeownership:	No
Screen name:	steady-deal0	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	640-659 (Latest)
Principal borrowed:	$3,500.00	< 31 days late:	0 ( 0% )	700-719 (Jul-2010)
Principal balance:	$2,621.08	31+ days late:	0 ( 0% )
Total payments billed:	12
Description
My personal loan
Purpose of loan:
This loan will be used to help with moving expenses and to payoff another loan. We have to pay the rent down payment and the utility down payments.
My financial situation: I have a steady work history. I am paid monthly by direct deposit and a payment can be automatically be deducted from my checking account. Also my wife has a steady income.My wife's income will also help with paying this loan back.
I am a good candidate for this loan because I have the ability to pay the loan each month.

Monthly net income: $4073 (mine+wife)
Monthly expenses: $3600
Housing: $800
Insurance: $350
Car expenses: $650
Utilities: $400
Phone, cable, internet: $300
Food, entertainment: $500
Clothing, household expenses: $100
Credit cards and other loans: $300
Other expenses: $200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 519345
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$6,000.00	Prosper Rating:	E	Listing Duration:	14 days
		Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$261.29

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Feb-2008	Debt/Income ratio:	Not calculated
Credit score:	720-739 (Aug-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	3y 5m
Amount delinquent:	$0	Total credit lines:	5	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$232	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	2%
		Homeownership:	No
Screen name:	bonus-geyser	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for debt consolidation
Purpose of loan:
This loan will be used to help put all my bills into one payment. I will be able to keep my focus on one payment vs 4 or 5 payments.

My financial situation:
I am a good candidate for this loan because I am a very responsible man, always been on time with all my payments (as you can see in credit score)

Monthly net income: $850
Monthly expenses: $150
Housing: $0
Insurance: $0
Car expenses: $0
Utilities: $0
Phone, cable, internet: $40
Food, entertainment: $30
Clothing, household expenses: $30
Credit cards and other loans: $2800
Other expenses: $50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520129
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	D	Listing Duration:	14 days
		Estimated loss*:	11.20%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$408.20

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Nov-2004	Debt/Income ratio:	Not calculated
Credit score:	680-699 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Not employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	0y 2m
Amount delinquent:	$0	Total credit lines:	11	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,272
Delinquencies in last 7y:	0	Bankcard utilization:	81%
		Homeownership:	No
Screen name:	newest-power-officer	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Real Estate Investment
Purpose of loan: To get started in commercial real estate
This loan will be used to... Pay the down payment on a commercial real estate building.

My financial situation:
I am a good candidate for this loan because...
I have worked out a very detailed business plan to use the loan amount as a down payment on a real estate investment to be turned over within 12 months

Monthly net income: after purchase $4000
Monthly expenses: see business plan
Housing: $0
Insurance: $0
Car expenses: $0
Utilities: $0
Phone, cable, internet: $0
Food, entertainment: $0
Clothing, household expenses: $0
Credit cards and other loans: $400
Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520141
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
		Estimated loss*:	16.50%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	12.67%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Oct-1986	Debt/Income ratio:	21%
Credit score:	720-739 (Aug-2011)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 12	Length of status:	21y 2m
Amount delinquent:	$0	Total credit lines:	23	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,151	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Bankcard utilization:	39%
		Homeownership:	No
Screen name:	platinum-friendship3	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
platinum family 3
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $2500
Monthly expenses: $
Housing: $725
Insurance: $300
Car expenses: $289
Utilities: $128
Phone, cable, internet: $315
Food, entertainment: $249
Clothing, household expenses: $100
Credit cards and other loans: $300
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520251
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	D	Listing Duration:	14 days
		Estimated loss*:	10.00%
Term:	60 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 29.37%	Monthly payment:	$305.29

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	15.34%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Dec-2001	Debt/Income ratio:	50%
Credit score:	680-699 (Aug-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	3y 9m
Amount delinquent:	$0	Total credit lines:	24	Occupation:	Civil Service
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,580	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	62%
		Homeownership:	No
Screen name:	surferblue	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	35 ( 100% )	680-699 (Latest)
Principal borrowed:	$5,500.00	< 31 days late:	0 ( 0% )	600-619 (Jul-2008) 620-639 (May-2008) 640-659 (Apr-2008)
Principal balance:	$166.21	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
Getting my Life on track!
Purpose of loan: Getting rid of my LAST high debt credit card
This loan will be used to...

My financial situation: Good
I am a good candidate for this loan because...I pay everything on time. This would be my second loan through prosper as my last loan is paid off as of Aug 8, 2011 :)

This is my last creidt card! I would like to use this money to pay the entire loan off and then cut that card up with a smile. I spend more on that monthly payment than anything else with a 32%APR!

Monthly net income: $ 2,800
Monthly expenses: $
Housing: $ 1200.00
Insurance: $ 116.00
Car expenses: $ 405.00
Utilities: $ 80.00
Phone, cable, internet: $ 80.00
Food, entertainment: $ 100.00
Clothing, household expenses: $ 50.00
Credit cards and other loans: $ 500.00
Other expenses: $ 100.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520331
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	A	Listing Duration:	14 days
		Estimated loss*:	3.80%
Term:	60 months

Lender yield:	13.90%	Borrower rate/APR:	14.90% / 16.29%	Monthly payment:	$237.37

Lender servicing fee:	1.00%	Effective Yield*:	13.85%
		Estimated return*:	10.05%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	May-1994	Debt/Income ratio:	13%
Credit score:	800-819 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	1y 11m
Amount delinquent:	$0	Total credit lines:	14	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$448	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	point-deployment	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Primarily Auto + a little credit
Purpose of loan:
This loan will be used to... help purchase a new car. Also, I have ~$900 in credit that will be paid off too.

My financial situation:
I am a good candidate for this loan because... first, I have steady income. Secondly, I have no rent. I live in a family owned house and will for another 3 years. If you have any other questions, feel free to ask.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520337
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	E	Listing Duration:	14 days
		Estimated loss*:	14.70%
Term:	12 months

Lender yield:	25.69%	Borrower rate/APR:	26.69% / 35.84%	Monthly payment:	$479.33

Lender servicing fee:	1.00%	Effective Yield*:	24.52%
		Estimated return*:	9.82%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	May-1984	Debt/Income ratio:	Not calculated
Credit score:	780-799 (Jul-2011)	Inquiries last 6m:	8	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	25 / 20	Length of status:	2y 7m
Amount delinquent:	$0	Total credit lines:	81	Occupation:	Doctor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,091	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	3%
		Homeownership:	No
Screen name:	Diamondsare4ever	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding ring
Purpose of loan:
This loan will be used to...pay for a 2 carat solitaire diamond.

My financial situation:
I am a good candidate for this loan because...I make a steady income and my fianc? works on commission and makes between 10,000-15,000 a month and our wedding is in two weeks and not all his commissions have come in.

Monthly net income: $ 12,000-16000
Monthly expenses: $ 8000-9000
Housing: $2600
Insurance: $ 300
Car expenses: $ 477
Utilities: $200
Phone, cable, internet: $50
Food, entertainment: $1500
Clothing, household expenses: $100
Credit cards and other loans: $0
Other expenses: $300 (school loan)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520347
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
		Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$326.62

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jul-1999	Debt/Income ratio:	44%
Credit score:	660-679 (Aug-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	16 / 15	Length of status:	5y 5m
Amount delinquent:	$0	Total credit lines:	46	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$46,337	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	83%
		Homeownership:	Yes
Screen name:	triumphant-return980	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Olivias1
Purpose of loan:
This loan will be used to consolidate debt

My financial situation:
I am a good candidate for this loan because I have long term employment

Monthly net income: $3500
Monthly expenses: $
Housing: $
Insurance: $
Car expenses: $
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520353
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
		Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$326.62

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Dec-2007	Debt/Income ratio:	Not calculated
Credit score:	740-759 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	0y 10m
Amount delinquent:	$0	Total credit lines:	3	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	ferocious-camaraderi9	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Auto Loan
Purpose of loan: I need a more reliable vehicle
This loan will be used to... purchase a vehicle

My financial situation: is good
I am a good candidate for this loan because... I will repay the loan quickly

Monthly net income: $3500
Monthly expenses: $ 1270
Housing: $600
Insurance: $110
Car expenses: $300
Utilities: $
Phone, cable, internet: $60
Food, entertainment: $100
Clothing, household expenses: $100
Credit cards and other loans: $0
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520355
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
		Estimated loss*:	14.70%
Term:	12 months

Lender yield:	25.69%	Borrower rate/APR:	26.69% / 35.84%	Monthly payment:	$719.00

Lender servicing fee:	1.00%	Effective Yield*:	24.52%
		Estimated return*:	9.82%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Mar-1990	Debt/Income ratio:	32%
Credit score:	700-719 (Aug-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	3y 5m
Amount delinquent:	$0	Total credit lines:	40	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$211	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	3	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	gain-fir7	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My personal loan
Purpose of loan:
This loan will be used to...purchase a boat for competition

My financial situation:
I am a good candidate for this loan because...my monthly expenses are low compared to household income

Monthly net income: $7488.00
Monthly expenses: $1786.00
Housing: $ 318.00
Insurance: $ 47.00
Car expenses: $ 75.00
Utilities: $90.00
Phone, cable, internet: $200.00
Food, entertainment: $300.00
Clothing, household expenses: $200.00
Credit cards and other loans: $375.00
Other expenses: $181.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520397
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	B	Listing Duration:	14 days
		Estimated loss*:	5.95%
Term:	36 months

Lender yield:	16.99%	Borrower rate/APR:	17.99% / 20.20%	Monthly payment:	$180.74

Lender servicing fee:	1.00%	Effective Yield*:	16.69%
		Estimated return*:	10.74%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Oct-1990	Debt/Income ratio:	14%
Credit score:	720-739 (Jul-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	13 / 9	Length of status:	13y 11m
Amount delinquent:	$0	Total credit lines:	41	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,130	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	12	Bankcard utilization:	55%
		Homeownership:	No
Screen name:	liveinlove	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Request for Adoption Loan
This loan will be used to help fund an international adoption; I want to adopt a child from an orphanage in India. Thank you for helping to make this dream a reality.

I have 2 solid and well paying jobs from which I have no possibility of being laid off. I have been a special ed teacher for 14 yrs, and now work for the same school district as a counselor. I also work as a special ed teacher for a charter school (x 4 yrs).

I consistently make monthly payments to my creditors.

Monthly net income: $6000.00
Monthly expenses: $4500.00 (approx)
Housing: $1350.00
Insurance: $195.00
Car expenses: $400.00
Utilities: $120.00 (ave)
Phone, cable, internet: $210.00 (ave)
Food, entertainment: $ 400.00 (ave)
Clothing, household expenses: $ 200.00 (ave)
Credit cards and other loans: $ 1150.00
Other expenses: $400.00 (ave, for gas)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520443
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,500.00	Prosper Rating:	A	Listing Duration:	14 days
		Estimated loss*:	2.60%
Term:	36 months

Lender yield:	9.29%	Borrower rate/APR:	10.29% / 12.40%	Monthly payment:	$178.22

Lender servicing fee:	1.00%	Effective Yield*:	9.26%
		Estimated return*:	6.66%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Sep-1995	Debt/Income ratio:	10%
Credit score:	660-679 (Jul-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	12 / 12	Length of status:	5y 0m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$111,547	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	84%
		Homeownership:	Yes
Screen name:	magnificent-trade2	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	26 ( 100% )	660-679 (Latest)
Principal borrowed:	$6,750.00	< 31 days late:	0 ( 0% )	660-679 (Sep-2010) 640-659 (Nov-2009)
Principal balance:	$3,917.11	31+ days late:	0 ( 0% )
Total payments billed:	26
Description
Refinance Prosper Loan
Purpose of loan:
This loan will be used to refinance my Prosper loan and my last portion on balance transfer rates on my credit card which is due at the end of the month.

My financial situation:
I am a good candidate for this loan because I have stable employment, paid my prosper loans as agreed, pay my bills on time, have a good DTI and would actually lower my monthly prosper payment by approximately $15 a month. I believe my credit score is hurt by my large balance in revolving credit due to my home equity line of credit and an account stating it is delinquent even though I am current on all my credit obligations. I am not aware of what the delinquent account may be. I appreciate your time and please let me know if you have any questions.

Thank you!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520461
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	B	Listing Duration:	14 days
		Estimated loss*:	5.95%
Term:	60 months

Lender yield:	17.99%	Borrower rate/APR:	18.99% / 20.44%	Monthly payment:	$389.03

Lender servicing fee:	1.00%	Effective Yield*:	17.68%
		Estimated return*:	11.73%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Dec-1995	Debt/Income ratio:	11%
Credit score:	660-679 (Aug-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	14y 1m
Amount delinquent:	$0	Total credit lines:	37	Occupation:	Postal Service
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$3,573	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	16	Bankcard utilization:	63%
		Homeownership:	Yes
Screen name:	totogazelle	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to pay off credit cards and a bank note and 2 or 3 small bills.
My financial situation:
I am a good candidate for this loan because because I have a secure postion and a hard work ethic with a proven track record.

Monthly net income: $3200.00
Monthly expenses: $2050.00
Housing: $455.00
Insurance: $215.00
Car expenses: $00.00
Utilities: $210
Phone, cable, internet: $90.00
Food, entertainment: $400
Clothing, household expenses: $125
Credit cards and other loans: $4000
Other expenses: $3300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 517198
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
		Estimated loss*:	13.00%
Term:	36 months

Lender yield:	29.99%	Borrower rate/APR:	30.99% / 34.62%	Monthly payment:	$322.47

Lender servicing fee:	1.00%	Effective Yield*:	28.61%
		Estimated return*:	15.61%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Nov-1972	Debt/Income ratio:	17%
Credit score:	620-639 (Jul-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	13 / 11	Length of status:	7y 8m
Amount delinquent:	$5,428	Total credit lines:	34	Occupation:	Professional
Public records last 12m / 10y:	0/ 3	Revolving credit balance:	$25,406	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	6	Bankcard utilization:	80%
		Homeownership:	Yes
Screen name:	smoak	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	35 ( 100% )	620-639 (Latest)
Principal borrowed:	$23,000.00	< 31 days late:	0 ( 0% )	840-859 (Mar-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
smoaks 2243
Purpose of loan:
This loan will be used as working capital to carry on and make repairs on my transient rental business property, grossing about $50,000 in 13 weeks. My only window to complete these is exterior repairs & upgrades is Sept./Oct. & May. My new reservations for my 10 year start Oct. 1.

My financial situation:
I am a good candidate for this loan because last April I paid off my $23,000 proper loan, Last Feb. I paid off my 4520 John Deere Tractor w/ attachments, and have taken care of a fair amount of misc. debt.

Monthly net income: $ 11,780
Monthly expenses: $5786
Housing: $2702
Insurance: $0
Car expenses: $100
Utilities: $400
Phone, cable, internet: $450
Food, entertainment: $600
Clothing, household expenses: $300
Credit cards and other loans: $834
Other expenses: $400
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520054
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	B	Listing Duration:	14 days
		Estimated loss*:	5.95%
Term:	36 months

Lender yield:	16.99%	Borrower rate/APR:	17.99% / 20.20%	Monthly payment:	$542.21

Lender servicing fee:	1.00%	Effective Yield*:	16.69%
		Estimated return*:	10.74%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Oct-1994	Debt/Income ratio:	14%
Credit score:	700-719 (Aug-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	3y 4m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$35	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	32	Bankcard utilization:	2%
		Homeownership:	No
Screen name:	unique-peso9	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Fresh Start
Purpose of loan:
This loan will be used to... Downpayment on home

My financial situation:
I am a good candidate for this loan because...I maintain low debt/income ratio

Monthly net income: $ 4000.00
Monthly expenses: $ 500.00
Housing: $700
Insurance: $200
Car expenses: $300
Utilities: $200
Phone, cable, internet: $200
Food, entertainment: $200
Clothing, household expenses: $200
Credit cards and other loans: $150
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520108
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	A	Listing Duration:	14 days
		Estimated loss*:	2.60%
Term:	36 months

Lender yield:	9.29%	Borrower rate/APR:	10.29% / 12.40%	Monthly payment:	$162.02

Lender servicing fee:	1.00%	Effective Yield*:	9.26%
		Estimated return*:	6.66%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jul-1968	Debt/Income ratio:	13%
Credit score:	720-739 (Aug-2011)	Inquiries last 6m:	2	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	9y 7m
Amount delinquent:	$0	Total credit lines:	17	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$3,596
Delinquencies in last 7y:	0	Bankcard utilization:	22%
		Homeownership:	Yes
Screen name:	zztopdog	Borrower's state:	Missouri	Borrower's group:	Renewed Financial Horizons
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 3	On-time:	44 ( 100% )	720-739 (Latest)
Principal borrowed:	$10,500.00	< 31 days late:	0 ( 0% )	740-759 (Dec-2010) 760-779 (Jun-2010) 760-779 (Nov-2009) 660-679 (Dec-2007)
Principal balance:	$2,479.73	31+ days late:	0 ( 0% )
Total payments billed:	44
Description
Prosper rates than c.c rates
Purpose of loan:
This loan will be used to pay off various credit cards

My financial situation:pretty good for a retiree these days
I am a good candidate for this loan because.I could easily handle these debts as they are but prosper rates are a lot cheaper.I pay cash for our 2 cars ,my 36 acres in Wyoming will be paid by spring or earlier.The credit debt comes from fixing up the foreclosure home I bought and live in since May of 2010. By now it is worth at least 20,000 more than I paid for it.when Wy is paid off the only schedules payments I will have is my mortgage and Prosper.Thank you
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520114
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,500.00	Prosper Rating:	E	Listing Duration:	14 days
		Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$239.52

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Feb-1988	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-719 (Aug-2011)	Inquiries last 6m:	2	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	9 / 8	Length of status:	14y 5m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$21,934	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	60%
		Homeownership:	No
Screen name:	elegant-hope6	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan:
This loan will be used to...Debt consolidation

My financial situation:
I am a good candidate for this loan
Good cash flow I just want one payment

Monthly net income: $5000
Monthly expenses: $
Housing: $500
Insurance: $
Car expenses: $
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520130
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
		Estimated loss*:	17.00%
Term:	36 months

Lender yield:	30.25%	Borrower rate/APR:	31.25% / 34.89%	Monthly payment:	$172.56

Lender servicing fee:	1.00%	Effective Yield*:	28.48%
		Estimated return*:	11.48%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Feb-1996	Debt/Income ratio:	35%
Credit score:	720-739 (Aug-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	8 / 7	Length of status:	6y 6m
Amount delinquent:	$478	Total credit lines:	18	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,076	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	21	Bankcard utilization:	15%
		Homeownership:	Yes
Screen name:	roccosmom	Borrower's state:	Vermont	Borrower's group:	Vermonters Unite
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	48 ( 96% )	720-739 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	2 ( 4% )	620-639 (Mar-2010) 600-619 (Dec-2009) 620-639 (Nov-2009) 620-639 (Sep-2009)
Principal balance:	$2,061.46	31+ days late:	0 ( 0% )
Total payments billed:	50
Description
Need loan to complete home repairs
Purpose of loan: Repair my home
This loan will be used to repair our deck that is rotting and complete sheetrock repairs needed due to water damage caused by a leak.

My financial situation: My husband and I are both employed full time and are currently in a good financial position. We are current on all our payments and trying to pay off our credit card balances
I am a good candidate for this loan because I have had a couple loans through Prosper and the only late payment was due to a change in banks, I didn't get my new account number to Prosper in time. The payment was only one day late.

Monthly net income: $3,200 (not including husband's income)
Monthly expenses: $
Housing: $600.00
Insurance: $
Car expenses: $278
Utilities: $100
Phone, cable, internet: $50
Food, entertainment: $200
Clothing, household expenses: $
Credit cards and other loans: $160
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520144
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	D	Listing Duration:	14 days
		Estimated loss*:	11.20%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$204.10

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Aug-1996	Debt/Income ratio:	12%
Credit score:	640-659 (Aug-2011)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	4 / 4	Length of status:	4y 4m
Amount delinquent:	$1,515	Total credit lines:	29	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$781	Stated income:	$1-$24,999
Delinquencies in last 7y:	3	Bankcard utilization:	48%
		Homeownership:	Yes
Screen name:	durable-basis099	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Liason
No description was provided by the borrower.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520150
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$8,000.00	Prosper Rating:	D	Listing Duration:	14 days
		Estimated loss*:	11.20%
Term:	60 months

Lender yield:	29.49%	Borrower rate/APR:	30.49% / 32.96%	Monthly payment:	$261.24

Lender servicing fee:	1.00%	Effective Yield*:	28.75%
		Estimated return*:	17.55%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Oct-1997	Debt/Income ratio:	22%
Credit score:	720-739 (Aug-2011)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	18 / 15	Length of status:	13y 0m
Amount delinquent:	$0	Total credit lines:	40	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$33,590	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	46%
		Homeownership:	No
Screen name:	asset-persimmon6	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Payoff Emergency Expense
Purpose of loan: Pay off major purchase
This loan will be used to...

My financial situation: Good
I am a good candidate for this loan because...

Monthly net income: $ 8158.00
Monthly expenses: $
Housing: $ 1000
Insurance: $0
Car expenses: $0
Utilities: $200
Phone, cable, internet: 250
Food, entertainment: $500
Clothing, household expenses: $500
Credit cards and other loans: $1200
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520168
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,500.00	Prosper Rating:	D	Listing Duration:	14 days
		Estimated loss*:	10.00%
Term:	36 months

Lender yield:	22.99%	Borrower rate/APR:	23.99% / 27.47%	Monthly payment:	$176.52

Lender servicing fee:	1.00%	Effective Yield*:	22.43%
		Estimated return*:	12.43%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Apr-1989	Debt/Income ratio:	35%
Credit score:	760-779 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 8	Length of status:	12y 8m
Amount delinquent:	$0	Total credit lines:	36	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$27,564	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	74%
		Homeownership:	Yes
Screen name:	BaileyMN	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	70 ( 99% )	760-779 (Latest)
Principal borrowed:	$11,000.00	< 31 days late:	1 ( 1% )	700-719 (Jan-2008) 700-719 (Jul-2007)
Principal balance:	$0.01	31+ days late:	0 ( 0% )
Total payments billed:	71
Description
Debt Consolidation
Purpose of loan: To consolidate several smaller debts into one monthly payment with a 3 year pay-off timeline.

This loan will be used to...Pay off Capital One, U.S. Bank and Orchard Bank accounts.

My financial situation: Very stable. My partner and I both have excellent jobs with a net combined monthly income of $10,500.

I am a good candidate for this loan because...I have had previous accounts with Prosper that were handled well and paid off in full.

Monthly net income (combined): $10,500
Monthly expenses: $9,400
Housing: $4,000
Insurance: $300
Car expenses: $700
Utilities: $300
Phone, cable, internet: $300
Food, entertainment: $500
Clothing, household expenses: $500
Credit cards and other loans: $2,500
Other expenses: $300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520198
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$12,000.00	Prosper Rating:	A	Listing Duration:	14 days
		Estimated loss*:	3.80%
Term:	60 months

Lender yield:	13.90%	Borrower rate/APR:	14.90% / 16.29%	Monthly payment:	$284.85

Lender servicing fee:	1.00%	Effective Yield*:	13.85%
		Estimated return*:	10.05%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Apr-1981	Debt/Income ratio:	25%
Credit score:	740-759 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 14	Length of status:	19y 10m
Amount delinquent:	$0	Total credit lines:	25	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$75,396	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	56%
		Homeownership:	Yes
Screen name:	euro-rose	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Prosper Loan
Purpose of loan:
This loan will be used to re finance credit card debt. I have a citibank credit card that has a low interest rate that is going to increase in a few weeks. I would like to have an installment loan so that I know I will be paying off the loan over time.

My financial situation:
I am a good candidate for this loan because I have a very good history of paying all of my debts (every payment for every loan I have ever had) for more than 30 years.

My plan is to have most all of my debt paid off over the next 36-48 months. This loan will allow me to keep on this schedule.

I have worked for the same employer (a large university) for 20 years.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520328
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	B	Listing Duration:	14 days
		Estimated loss*:	5.95%
Term:	36 months

Lender yield:	16.99%	Borrower rate/APR:	17.99% / 20.20%	Monthly payment:	$144.59

Lender servicing fee:	1.00%	Effective Yield*:	16.69%
		Estimated return*:	10.74%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Mar-1986	Debt/Income ratio:	14%
Credit score:	700-719 (Aug-2011)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	26y 11m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$49,099	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	67%
		Homeownership:	Yes
Screen name:	responsible-bonus6	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Prosper loan
Purpose of loan:
This loan will be used to...other

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $2700
Monthly expenses: $
Housing: $1075
Insurance: $
Car expenses: $0
Utilities: $60
Phone, cable, internet: $70
Food, entertainment: $
Clothing, household expenses: $0
Credit cards and other loans: $1000
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520362
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	B	Listing Duration:	14 days
		Estimated loss*:	5.95%
Term:	36 months

Lender yield:	16.99%	Borrower rate/APR:	17.99% / 20.20%	Monthly payment:	$542.21

Lender servicing fee:	1.00%	Effective Yield*:	16.69%
		Estimated return*:	10.74%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Aug-1991	Debt/Income ratio:	8%
Credit score:	740-759 (Aug-2011)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	3y 0m
Amount delinquent:	$0	Total credit lines:	23	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$213,338	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	96%
		Homeownership:	Yes
Screen name:	bold-brainy-camaraderi	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Motorcycle for PM
Purpose of loan: Purchase Motorcycle
This loan will be used to... Purchase Motorcycle

My financial situation:
I am a good candidate for this loan because... My Credit score is 720+, I pay my bills on time, and I responsible person with a good job and good values.

Monthly net income: $10,000
Monthly expenses: $0
Housing: $2500
Insurance: $500
Car expenses: $250
Utilities: $100
Phone, cable, internet: $75
Food, entertainment: $500
Clothing, household expenses: $100
Credit cards and other loans: $2500
Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520374
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,000.00	Prosper Rating:	D	Listing Duration:	14 days
		Estimated loss*:	11.20%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$81.64

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Mar-1984	Debt/Income ratio:	242%
Credit score:	740-759 (Aug-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	0y 3m
Amount delinquent:	$0	Total credit lines:	9	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$14,920	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	19%
		Homeownership:	No
Screen name:	pleasant-treasure0	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
furnishing
Purpose of loan:
This loan will be used to buy furniture for my new unfurnished apartment

My financial situation:
I am a good candidate for this loan because I have a very steady job and really great credit.

Monthly net income: $1000 roughly
Monthly expenses: $
Housing: $640
Insurance: $
Car expenses: $
Utilities: $70
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520386
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$6,500.00	Prosper Rating:	A	Listing Duration:	14 days
		Estimated loss*:	2.60%
Term:	36 months

Lender yield:	9.29%	Borrower rate/APR:	10.29% / 12.40%	Monthly payment:	$210.62

Lender servicing fee:	1.00%	Effective Yield*:	9.26%
		Estimated return*:	6.66%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Feb-1995	Debt/Income ratio:	11%
Credit score:	640-659 (Aug-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 7	Length of status:	5y 3m
Amount delinquent:	$0	Total credit lines:	32	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$13,150	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	70%
		Homeownership:	Yes
Screen name:	Aftrhrs	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	6 ( 100% )	640-659 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	680-699 (Dec-2010)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	6
Description
BBQ Man Buying Catering Trailer
Purpose of loan:
This loan will be used to purchase an enclosed BBQ Catering Trailer (www.sweetrivertrailers.com). I have been working on my own personal BBQ recipes and have catered many parties with all positive results. I am looking to take this business to the next level of professionalism with a mobile kitchen.

My financial situation:
I am a good candidate for this loan because I have been paying all of my financial obligations since my divorce (reason for public record). Good credit is very important to me and this is a low risk loan. I have been a lender on Prosper since 2008 and would still be lending if it wasn't frozen in my state. I plan on using this loan and paying it back in 2 years to continue to expand this business. I borrowed $2,500 through Prosper (Loan ID #487861) to purchase a large smoker and I paid this loan back after 8 months.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520422
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,000.00	Prosper Rating:	E	Listing Duration:	14 days
		Estimated loss*:	13.00%
Term:	36 months

Lender yield:	29.99%	Borrower rate/APR:	30.99% / 34.62%	Monthly payment:	$85.99

Lender servicing fee:	1.00%	Effective Yield*:	28.61%
		Estimated return*:	15.61%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Nov-1981	Debt/Income ratio:	23%
Credit score:	660-679 (Aug-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	20 / 18	Length of status:	6y 1m
Amount delinquent:	$0	Total credit lines:	41	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$19,965	Stated income:	$100,000+
Delinquencies in last 7y:	2	Bankcard utilization:	92%
		Homeownership:	Yes
Screen name:	gwd2951	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	55 ( 100% )	660-679 (Latest)
Principal borrowed:	$4,500.00	< 31 days late:	0 ( 0% )	600-619 (Nov-2009) 620-639 (Jul-2008) 620-639 (May-2008)
Principal balance:	$855.72	31+ days late:	0 ( 0% )
Total payments billed:	55
Description
Setup Emergency Savings
Purpose of loan:
This loan will be used to setup an emergency savings backup.

My financial situation:
I am a good candidate for this loan because I have paid off one three year loan with no missed payments. I have a second loan that is almost paid off with no missed payments.

Monthly net income: $6400
Monthly expenses: $5800
Housing: $1464
Insurance: $132
Car expenses: $800
Utilities: $300
Phone, cable, internet: $164
Food, entertainment: $200
Clothing, household expenses: $
Credit cards and other loans: $1500
Other expenses: $
Information in the Description is not verified.